As filed with the Securities and Exchange Commission on March 24, 2009

Registration No. 333-136534

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective
Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENTERPRISE PRODUCTS PARTNERS L.P.
(Exact name of Registrant as Specified in Its Charter)

Delaware	76-0568219
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)	Richard H. Bachmann
1100 Louisiana, 10th Floor	P.O. Box 4324
Houston, Texas 77002	Houston, Texas 77210-4324
(713) 381-6500	(713) 381-6500
(Address, Including Zip Code, and Telephone	(Name, Address, Including Zip Code, and
Number, Including Area Code, of Registrant’s	Telephone Number, Including Area Code, of
Principal Executive Offices)	Agent for Service

1321
(Primary Standard Industrial Classification Code Number)

Copy to:
David C. Buck
Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002
(713) 220-4200

Approximate date of commencement of proposed sale to the public:  Not applicable. Termination of Registration Statement and deregistration of related securities that were not sold pursuant to the Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.   [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   [   ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [   ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   [X]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer   [X]    Accelerated filer   [   ]    Non-accelerated filer   [   ]    Smaller reporting company   [   ]

(Do not check if a smaller reporting company.)

TERMINATION OF REGISTRATION STATEMENT AND
DEREGISTRATION OF SECURITIES

On August 11, 2006, Enterprise Products Partners L.P., a Delaware Limited Partnership (“Enterprise”), filed an automatic shelf registration statement on Form S-3, Registration No. 333-136534 (the “Registration Statement”) with the Securities Exchange Commission (the “Commission”), which was deemed effective upon filing.  The Registration Statement registered the offer and sale by selling unitholders of 7,115,844 common units of Enterprise (the “Registered Securities”).

Enterprise has decided to deregister all of the Registered Securities which are authorized for sale under the Registration Statement but which remain unsold to date.  Pursuant to the undertaking contained in the Registration Statement, Enterprise files this post-effective amendment to the Registration Statement to remove from registration all remaining unsold amounts of Registered Securities.

SIGNATURES

Pursuant to the Securities Act of 1933, the following registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Houston, State of Texas, on March 24, 2009.

ENTERPRISE PRODUCTS PARTNERS L.P.
(A Delaware Limited Partnership)

By: Enterprise Products GP, LLC, as General Partner

By: /s/ Michael A. Creel
Name: Michael A. Creel
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed below by the following persons on behalf of the registrant and in the capacities indicated below on March 24, 2009.

Signature	Title (Position with Enterprise Products GP, LLC)
*	Director and Chairman of the Board
Dan L. Duncan
/s/ Michael A. Creel	Director, President and Chief Executive Officer (Principal Executive Officer)
Michael A. Creel
/s/ W. Randall Fowler	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)
W. Randall Fowler
/s/ Michael J. Knesek	Senior Vice President, Controller and Principal Accounting Officer
Michael J. Knesek
/s/ Richard H. Bachmann	Director
Richard H. Bachmann
/s/ A.J. Teague	Director
A. J. Teague
*	Director
Dr. Ralph S. Cunningham
*	Director
E. William Barnett
/s/ Charles M. Rampacek	Director
Charles M. Rampacek
/s/ Rex C. Ross	Director
Rex C. Ross

* By Richard H. Bachmann, Attorney-in-fact /s/ Richard H. Bachmann
Richard H. Bachmann